SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) August 8, 1996





                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants's telephone number, including area code (314) 231-1575
________________________________________________________________




________________________________________________________________
(Former name or former address, if changes since last report.)

                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  August 22, 1996

ITEM 5.  OTHER EVENTS


      (A) On August 8, 1996, the Company announced that it had entered into a definitive agreement with Eastman Kodak Company ("Kodak") to establish a joint venture with Kodak to own and operate the Company's retail photofinishing business. The retail photofinishing business is currently conducted by the Company's Fox Photo, Inc. ("Fox") and Proex Photo Systems, Inc. ("Proex") subsidiaries. Proex is a wholly owned subsidiary of Fox.

          Pursuant to a Subscription Agreement, dated August 8, 1996, by and among Kodak, the Company, Consumer Programs Holding, Inc. (a wholly owned subsidiary of the Company) ("Holding") and Fox (the "Subscription Agreement"),Kodak will purchase new shares of Fox constituting 51% of the then outstanding common stock of Fox for a cash purchase price of $56.1 million. The purchase price will be subject to upward or downward adjustment to account for changes in Fox's net worth between April 27, 1996 and the date the transaction is consummated.

          Pursuant to the terms of a Stockholders' Agreement (the "Stockholders' Agreement") to be entered into by Kodak, the Company, Holding and Fox upon consummation of the joint venture transaction, at any time from and after January 1, 1999 Kodak can require the Company to sell its interest in Fox and the Company can require Kodak to purchase the Company's interest in Fox for a price equal to 49% of (A) Fox's "fair market value" (as determined pursuant to the Stockholders' Agreement at the time such "put" or "call" right is exercised) less (B) $30 million. In no event, however, will such purchase price for the Company's remaining interest in Fox be less than $53.9 million. Additionally, prior to January 1, 1999, the Stockholders' Agreement will entitle Kodak to require that the Company sell its remaining interest in Fox to Kodak upon a "change in control" (as defined in the Stockholders' Agreement) of the Company for a purchase price of $53.9 million.

          The Stockholders' Agreement provides that Kodak will designate four members and the Company will designate three members of Fox's seven-member Board of Directors. Alyn V. Essman, the Company's Chairman and Chief Executive Officer, will be the initial Chairman of Fox's Board of Directors. Certain specified significant actions will require the consent of both Kodak and the Company.

          The consummation of the joint venture transaction is subject to customary conditions including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the procurement of necessary third party consents.

          On August 19, 1996, the Company announced that the Board of Directors had authorized the Company to purchase up to $50,000,000 of the Company's common stock pursuant to a "Dutch auction" tender offer. The Company will use the proceeds from the sale of Fox's common stock pursuant to the Subscription Agreement to finance the tender offer.
          (The Subscription Agreement, with relevant Schedules and Exhibits, is being filed with this 8-K as a separate document.)

      (B) On August 8, 1996, CPI Corp. issued a press release on
          "CPI Corp. Outlines New Strategy in Forming
          Photofinishing Joint Venture With Kodak".
          (The Press Release, in its entirety, is being filed with this 8-K as a separate document.)

      (C) On August 19, 1996, CPI Corp. issued a press release on "CPI Corp. Plans Stock Repurchase With Cash From Kodak Joint Venture; Expects Lower Second Quarter Earnings." (The Press Release, in its entirety, is being filed with this 8-K as a separate document.)